As filed with the Securities and Exchange Commission on    November 18, 2005

Registration No:       333-129681

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO 1

TO

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
COLORADO UTAH NATURAL GAS, INC.
(Name of Small Business Issuer in its Charter)

Utah	1382	42-1639659
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

140 West 9000 South, Suite 9, Sandy, Utah 84070 (801) 566-1884
(Address and Telephone Number of Principal Executive Offices)
137 Vassar Street, Suite #5, Reno, Nevada 89502 (775) 324-2198
(Address of principal place of business or intended principal place of business)
Atlas Stock Transfer Corporation
5899 South State Street, Salt Lake City, Utah 84107
(801) 266-7151
(Name, Address and Telephone Number of Agent for Service)
COPIES TO:
Terry R. Spencer Esq.
Terry R. Spencer & Associates
140 West 9000 South, Suite 9
Sandy, Utah 84070
(801) 566-1884
Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock,$.01 par value	3,000,000 shares	$10.00 per share	$30,000,000	$3,531.00

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Company’s Registration Statement on Form SB-2 is filed solely to add the exhibits which were inadvertantly omitted from the original filing on November 14, 2005.  There are no other changes to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandy, State of Utah , on October 25, 2005

COLORADO UTAH NATURAL GAS, INC. (Registrant)
By: /DEAN H. CHRISTENSEN Dean H. Christensen Chairman of the Board and President and CFO (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ DEAN H. CHRISTENSEN John M. Brown	Chairman of the Board, President and CFO	October 25, 2005
/s/ TERRY R. SPENCER Terry R. Spencer	General Counsel, Secretary and Director	October 25, 2005
* _________________________ Dana F. Green	Vice President and Director	October 25, 2005
* _________________________ Jerry Kumar	Director	October 25, 2005
* _________________________ Khalid Adnan	Director	October 25, 2005
* By: /DEAN H. CHRISTENSEN Dean H. Christensen Attorney-in-Fact